SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2013

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On March 21, 2013, OMNOVA Solutions held its 2013 Annual Meeting of Shareholders. At this meeting the shareholders considered and voted upon the following matters:

1.	Election of the following individuals to serve as directors for a term of three years, expiring at the 2016 Annual Meeting of Shareholders: David J. D’Antoni, Steven W. Percy and Allan R. Rothwell;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2013; and

3.	An advisory vote to approve the compensation of the Company’s executive officers.

Voting results on these matters were as follows:

1.	Election of Directors

Name of Nominee	For	Withhold	Broker Non-Vote
David J. D’Antoni	37,936,021	3,746,779	2,624,289
Steven W. Percy	39,079,859	2,602,941	2,624,289
Allan R. Rothwell	38,643,024	3,039,777	2,624,289

2.	Ratification of Auditors

For	Against	Abstain	Broker Non-Vote
41,824,904	2,441,872	40,246	—

3.	Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
33,100,406	5,836,409	2,746,099	2,624,289

Accordingly, the individuals nominated for election as directors, each of whom currently serves as a director of the Company, were re-elected for a three year term expiring in 2016 and the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year was ratified by the Company’s shareholders. As stated in the Company’s 2013 Proxy Statement, the Board of Directors considers the affirmative vote of more than a majority of shares present at the Annual Meeting (whether in person or by proxy) as approval of the compensation of the Company’s executive officers.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Corporate Secretary

Date: March 22, 2013